SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 27, 2000
Date of Report

                       CACI International Inc
(Exact name of registrant as specified in its Charter)

                         Delaware
(State or other jurisdiction of incorporation)

                 0-8401
(Commission File Number)

                  54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                   Arlington, Virginia 22201
(Address of principal executive offices)(Zip code)

                             (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OF ASSETS.

On March 16, 2000, the Registrant announced that it would acquire substantially all of the assets of Century Technologies, Incorporated (CENTECH) ("CECNTECH"), an information technology (IT) company headquartered in Silver Spring, Maryland. It is anticipated that the transaction, which will be financed from cash resources currently available to Registrant, will close on April 1, 2000.

CENTECH, a privately held District of Columbia corporation with facilities in Texas, Ohio and Oklahoma, focuses on high-level IT services in the areas of networking and telecommunications, e-commerce, geospatial technologies, and software engineering. In addition to further enhancing the Registrant's capabilities in network services and e-commerce for its existing federal, state and local, and commercial client base, the acquisition also fits the Registrant's strategic plan for rapid growth in the state and local market. CENTECH reported revenues of $23.7 million for its fiscal year ended March 31, 1999, an increase of 16% from 1998.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1   Press Release dated March 16, 2000, announcing that the Registrant was expected to consummate its purchase of substantially all of the assets of CENTECH on or about April 1, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/

Jeffrey P. Elefante Executive Vice President General Counsel and Secretary